UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective January 11, 2011, Cohen & Company Inc., a Maryland corporation (the “Company”), entered into an amendment (the “Amendment”) to the Purchase and Contribution Agreement (the “Original Purchase Agreement”), by and among the Company, Cohen Brothers, LLC, a Delaware limited liability company and a subsidiary of the Company (“Cohen Brothers”), JVB Financial Holdings, L.L.C., a Florida limited liability company (“JVB”), the sellers listed in the Purchase Agreement (the “Sellers”) and certain employees of JVB (the “Management Employees”). Pursuant to the terms of the Amendment, the parties agreed to waive the delivery of documentation related to the termination of options for JVB equity and the delivery of voting agreements related to the Company’s 2010 annual shareholders meeting. The Amendment established December 31, 2010 as the date of the closing date balance sheet for the calculation of JVB’s tangible net worth and set January 1, 2011 as the effective date of the transaction for accounting purposes. In addition, the Amendment provides for a specific indemnity related to JVB equity rights and the escrow for the transaction was extended to December 31, 2011 and made available for this purpose.

The Original Purchase Agreement, as amended, is referred to herein as the “Purchase Agreement.”

Upon the closing of the Purchase Agreement on January 13, 2011 (described under Item 2.01 below), the Company and the Sellers entered into a registration rights agreement pursuant to which the Company agreed to use its commercially reasonable efforts to file and cause to become effective a registration statement for the resale of 872,071 shares of Company common stock issued or issuable in accordance with the terms and conditions of the Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 13, 2011, the Company and Cohen Brothers completed the acquisition of JVB contemplated by the Purchase Agreement. Pursuant to the Purchase Agreement, the Sellers sold all of the outstanding equity interests in JVB to Cohen Brothers and JVB is now a wholly owned subsidiary of Cohen Brothers.

The purchase price consisted of $8.1 million in cash, 313,051 shares of Company common stock, valued at $1.4 million, and 559,020 restricted membership units in Cohen Brothers (the “Restricted Units”), valued at $2.5 million, plus a cash amount equal to JVB’s tangible net worth, which was comprised primarily of JVB’s trading portfolio as of December 31, 2010 and was estimated to be $9.8 million. The purchase price is subject to adjustment based on a final determination of JVB’s tangible net worth as of December 31, 2010. Upon the closing of the transaction, an escrow of $484,000 was established for the payment of any adjustments to the purchase price based on the final tangible net worth of JVB as of the closing of the transaction and particular indemnities, and $384,000 was withheld by Cohen Brothers for payment to the Sellers only if a specific revenue target is achieved at the end of the first year of operation following the closing of the transaction.

All of the Restricted Units and $2.9 million of the cash consideration was delivered to former JVB members who are also JVB employees and will be subject to forfeiture based on the continued employment of, and in certain cases the achievement of performance goals by, the JVB employees during the three-year period following the closing of the transaction. The Restricted Units will vest in three equal installments on each of the first three anniversaries of the closing date, subject to the terms and conditions contained in each employee’s employment agreement. Once vested, the Restricted Units may be redeemed for cash or, at the Company’s option, shares of the common stock of the Company. Sixty-four percent of all consideration was paid to JVB employee-owners, all of whom executed employment contracts to continue as employees of the combined company.

Pursuant to the terms of the Purchase Agreement, the former JVB members nominated Neil Subin to serve as a new Director on the Board of Directors. The Company has agreed to elect Mr. Subin to the Board and to continue to nominate Mr. Subin (or a replacement identified by Mr. Subin) for reelection to the Company’s Board of Directors at each annual meeting of the Company’s stockholders through December 31, 2012.

The transaction was subject to a number of closing conditions, including the receipt of FINRA approval, which was received by the parties on January 10, 2011.

A copy of the Purchase Agreement was previously filed as Exhibit 2.1 to a current Report on Form 8-K filed with the SEC on September 14, 2010.

Item 3.02	Unregistered Sales of Securities.

As disclosed under item 2.01 above, pursuant to the terms of the Purchase Agreement, the Company issued to the Sellers 313,051 unregistered shares of Company common stock, valued pursuant to the terms of the Purchase Agreement at $1.4 million, and 559,020 unregistered Restricted Units, valued pursuant to the terms of the Purchase Agreement at $2.5 million.

All of the Restricted Units will be delivered to JVB members who are also JVB employees and will be subject to forfeiture based on the continued employment of, and in certain cases the achievement of performance goals by, those JVB employees during the three-year period following the closing of the transaction. The Restricted Units will vest in three equal installments on each of the first three anniversaries of the closing date, subject to the terms and conditions contained in each employee’s employment agreement. Once vested, the Restricted Units may be redeemed for cash or, at the Company’s option, shares of the common stock of the Company.

The shares of Company common stock issued or potentially issuable to the Sellers in connection with the transactions contemplated by the Purchase Agreement and the related ancillary documents have been issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. As discussed under Item 1.01, the Company has agreed to use its commercially reasonable efforts to file and cause to become effective a registration statement for the resale of the aggregate 872,071 shares of Company common stock issued or issuable in accordance with the terms and conditions of the Purchase Agreement.

Item 8.01	Other Events

On January 13, 2011, the Company issued a press release related to the closing of the transactions described under Item 2.01 above and its intention to change its name from “Cohen & Company Inc.” to “Institutional Financial Markets, Inc.” and its trading symbol from “COHN” to “IFMI” effective January 24, 2011. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item have not been filed on this initial Current Report on Form 8-K, but will be filed by amendment to this report in accordance with the requirements of Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment to this report in accordance with the requirements of Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1*	Press Release Regarding Closing of Acquisition of JVB dated January 13, 2011.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

COHEN & COMPANY INC.

Date: January 13, 2011	By:	/S/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1*	Press Release Regarding Closing of Acquisition of JVB dated January 13, 2011.

*	Filed electronically herewith.